UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-9439

Texas	74-2157138
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code) (956) 722-7611

None
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 9, 2004, International Bancshares Corporation (NASDAQ:  IBOC) and Local Financial Corporation (NASDAQ:  LFIN) announced that the deadline for LFIN stockholders to make an election to receive cash or shares of IBOC common stock (or a combination of cash and shares of IBOC common stock), subject to proration, in connection with the pending merger between IBOC and LFIN has been extended from Friday, June 11, 2004 to Monday, June 14, 2004 at 5:00 p.m., New York City time.  The news release, attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 5 of this report and the accompanying exhibits are also intended to be included under “Item 9 – Regulation Fair Disclosure” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s DENNIS E. NIXON
DENNIS E. NIXON, President, and Chief Executive Officer

Date: June 9, 2004

EXHIBIT INDEX

Exhibit Number	Description
99	News Release of International Bancshares Corporation dated June 9, 2004